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                                                                   Exhibit 3.1.2

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       TO
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        ADVANCED TELECOMMUNICATIONS, INC.

         ADVANCED TELECOMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: In accordance with Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate") and declared said amendments to be advisable. The stockholders of the Corporation duly approved the proposed amendments in accordance with Section 242 of the General Corporation Law of the State of Delaware by written consent in lieu of a meeting, dated April __, 2000 pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

                  RESOLVED: That the first paragraph of Article I of the Second Amended and Restated Certificate of Incorporation be and hereby is deleted in its entirety and replaced as follows:

                                   "ARTICLE I

                                      NAME

             The name of the Corporation is Eschelon Telecom, Inc."

         SECOND: This amendment to the Restated Certificate of Incorporation shall be effective as of the date set forth below.


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                                                                       EXHIBIT B

         IN WITNESS WHEREOF, Advanced Telecommunications, Inc. has caused this Certificate to be signed by Clifford D. Williams, its Chief Executive Officer this __ day of April, 2000.

                                          ADVANCED TELECOMMUNICATIONS, INC.

                                          By:
                                             -------------------------------
                                                   Clifford D. Williams
                                                   Chief Executive Officer

ATTEST:

-----------------------------
David L. Mitchell, Secretary


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